Exhibit 99.1

Iteris Reports Fiscal 2023 First Quarter Total Revenue of $33.7 Million and Record Ending Total Backlog of $109 Million, up 36% year over year

Maintains fiscal 2023 revenue guidance range of $147 million to $155 million, representing 13% year over year growth at the mid-point of the guidance range
AUSTIN, Texas – August 4, 2022 – Iteris, Inc. (NASDAQ: ITI), the world’s trusted technology ecosystem for smart mobility infrastructure management, today reported financial results for its fiscal first quarter 2023 ended June 30, 2022. During the first quarter of fiscal 2021, the company completed the sale of its Agriculture and Weather Analytics segment to DTN, LLC. The results of the Agriculture and Weather Analytics segment are reported as discontinued operations for all periods presented in this release.

Fiscal 2023 First Quarter Financial Summary

•Total revenue of $33.7 million, a decrease of 1% year over year
◦Service revenue was up 8% year over year to $17.3 million with continued double digit revenue growth of Iteris’ ClearMobility™ Cloud offset by the impacts of third-party delays on certain consulting projects
◦Product revenue was down 9% year over year to $16.4 million, due to $4.9 million in shipments slipping out of the quarter as a result of global supply chain constraints
•Record total net bookings of $42.6 million, up 18% year over year
•Record total ending backlog of $109 million, up 36% year over year
•GAAP net loss from continuing operations of $4.9 million, or $(0.11) per diluted share, due to costs associated with global supply chain constraints and restructuring charges

Fiscal 2023 Full Year Outlook

•Maintains total revenue guidance range of $147 million to $155 million, which represents growth of 13% year over year at the mid-point of the guidance range
•Maintains adjusted EBITDA of 5% to 6% of full year fiscal 2023 revenue due to anticipated gradual improvements related to the company’s supply chain mitigation program

Management Commentary:

“In our fiscal 2023 first quarter, we continued to experience high levels of demand for Iteris’ ClearMobility Platform, with total net bookings increasing 18% year over year to reach a record $42.6 million,” said Joe Bergera, president and CEO of Iteris. “While supply chain issues significantly affected revenue recognition and costs of goods sold in the period, we made significant progress against our supply chain mitigation program which we expect will start to unlock our record total ending backlog of $109 million beginning in the fiscal 2023 second quarter. Therefore, we continue to forecast full year double digit organic revenue growth and positive adjusted EBITDA for fiscal 2023.”

GAAP Fiscal 2023 First Quarter Financial Results

Total revenue in the first quarter of fiscal 2023 decreased 1% to $33.7 million, compared with $34.1 million in the same quarter a year ago, due to global supply chain constraints.

Operating expenses in the first quarter increased 13% to $15.1 million, compared with $13.4 million the same quarter a year ago. The increase was primarily due to continued investment in research and development, and sales and marketing. General and administrative expenses were flat year over year.

Operating loss from continuing operations in the first quarter was approximately $5.0 million, compared with operating income from continuing operations of approximately $0.7 million in the same quarter a year ago. Net loss from continuing operations in the first quarter was approximately $4.9 million, or $(0.11) per diluted share, compared with net income from continuing operations of $0.6 million, or $0.01 per diluted share, in the same quarter a year ago.

Non-GAAP Fiscal 2023 First Quarter Financial Results

In addition to results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), the company has included the following non-GAAP financial measure: Adjusted income (loss) from continuing operations before interest, taxes, depreciation, amortization, stock-based compensation expense, and restructuring charges (“Adjusted EBITDA”). A discussion of the company’s use of this non-GAAP financial measure is set forth below in the financial statements portion of this release under the heading “Non-GAAP Financial Measures and Reconciliation.”

Adjusted EBITDA in the first quarter was approximately $(2.4) million, or (7.3)% of total revenues, compared with approximately $2.5 million, or 7.4% of total revenues, in the same quarter a year ago.

Earnings Conference Call

Iteris will conduct a conference call today to discuss its fiscal first quarter results.

Date: Thursday, August 4, 2022
Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)
Toll-free dial-in number: +1-877-545-0320
International dial-in number: +1 973-528-0002
Conference ID: 512955

If joining by phone, please call the conference telephone number 5-10 minutes prior to the start time and ask to join the Iteris earnings call. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact MKR Investor Relations at 1-213-277-5550.

To listen to the live webcast or view the press release, please visit the investor relations section of the Iteris website at www.iteris.com.

A telephone replay of the conference call will be available approximately two hours following the end of the call and will remain available for one week. To access the replay dial +1-877-481-4010 (US and Canada Toll Free), +1 919-882-2331 (International) and enter replay passcode 46154.

About Iteris, Inc.

Iteris is the world’s trusted technology ecosystem for smart mobility infrastructure management. Delivered through Iteris’ ClearMobility Platform, our cloud-enabled end-to-end solutions monitor, visualize and optimize mobility infrastructure around the world, and help bridge legacy technology silos to unlock the future of transportation. That’s why more than 10,000 public agencies and private-sector enterprises focused on mobility rely on Iteris every day. Visit www.iteris.com for more information, and join the conversation on Twitter, LinkedIn and Facebook.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This release may contain forward-looking statements, which speak only as of the date hereof and are based upon our current expectations and the information available to us at this time. Words such as "believes," "anticipates," "expects," "intends," "plans," "feels", "seeks," "estimates," "may," "will," "can," and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements about the Company’s anticipated demand and growth opportunities, conversion of bookings to revenue, the impact and success of new solution offerings, the Company’s acquisitions, our future performance, growth and profitability, operating results, and financial condition and prospects. Such statements are subject to certain risks, uncertainties, and assumptions that are difficult to predict and actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, federal, state and local government budgetary issues, spending and scheduling changes, funding constraints and delays, including in light of the ongoing COVID-19 pandemic; our ability to source key raw materials in light of the current global supply chain situation; the timing and amount of government funds allocated to overall transportation infrastructure projects and the transportation industry; our ability to replace large contracts once they have been completed; the effectiveness of efficiency, cost, and expense reduction efforts; our ability to successfully complete and integrate acquired assets and companies; our ability to specify, develop, complete, introduce, market and gain broad acceptance of our new and existing product and service offerings; risks related to our ability to recruit and/or retain key talent; the potential unforeseen impact of product and service offerings from competitors, increased competition in certain market segments, and such competitors’ patent coverage and claims; any softness in the markets that we address; adverse effects of the COVID-19 pandemic on our vendors and our employees; and the impact of general economic and political conditions and specific conditions in the markets we address, and the possible disruption in government spending and commercial activities, such as the COVID-19 pandemic, import/export tariffs, terrorist activities or armed conflicts in the United States and internationally. Further information on Iteris, Inc., including additional risk factors that may affect our forward-looking statements, as contained in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K, and our other SEC filings that are available through the SEC's website (www.sec.gov).

Iteris Contact
Douglas Groves
Senior Vice President and Chief Financial Officer
Tel: (949) 270-9643
Email: dgroves@iteris.com

Investor Relations
MKR Investor Relations, Inc.
Todd Kehrli
Tel: (213) 277-5550
Email: iti@mkr-group.com

ITERIS, INC.
UNAUDITED CONDENSED
BALANCE SHEETS
(in thousands)

	June 30, 2022	March 31, 2022
Assets
Current assets:
Cash and cash equivalents	$14,844	$23,689
Restricted cash	241	120
Trade accounts receivable, net	24,894	25,628
Unbilled accounts receivable	10,195	10,870
Inventories	13,326	7,980
Prepaid expenses and other current assets	5,191	4,076
Total current assets	68,691	72,363
Property and equipment, net	1,421	1,392
Right-of-use assets	10,950	11,382
Intangible assets, net	11,291	11,780
Goodwill	28,340	28,340
Other assets	1,335	1,120
Noncurrent assets of discontinued operations	—	6
Total assets	$122,028	$126,383
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$13,494	$11,926
Accrued payroll and related expenses	11,961	11,409
Accrued liabilities	5,052	5,623
Deferred revenue	6,146	6,566
Current liabilities of discontinued operations	100	163
Total current liabilities	36,753	35,687
Long-term liabilities	13,142	13,661
Noncurrent liabilities of discontinued operations	146	172
Total liabilities	50,041	49,520
Stockholders’ equity	71,987	76,863
Total liabilities and stockholders’ equity	$122,028	$126,383

ITERIS, INC.

UNAUDITED CONDENSED
STATEMENT OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended June 30,
	2022	2021

Product revenues	$16,381	$18,026
Service revenues	17,286	16,059
Total revenues	33,667	34,085
Cost of product revenues	11,657	9,557
Cost of service revenues	11,851	10,435
Cost of revenues	23,508	19,992
Gross profit	10,159	14,093
Operating expenses:
General and administrative	6,412	6,390
Sales and marketing	5,198	4,587
Research and development	2,136	1,765
Amortization of intangible assets	668	668
Restructuring charges	707	—
Total operating expenses	15,121	13,410
Operating income (loss)	(4,962)	683
Non-operating income (expense):
Other income (expense), net	(23)	18
Interest income (expense), net	(32)	3
Income (loss) from continuing operations before income taxes	(5,017)	704
(Provision) benefit for income taxes	167	(75)
Net income (loss) from continuing operations	(4,850)	629
Loss from discontinued operations before gain on sale, net of tax	(15)	(18)
Net loss from discontinued operations, net of tax	(15)	(18)
Net income (loss)	$(4,865)	$611

Income (loss) per share - basic:
Income (loss) per share from continuing operations	$(0.11)	$0.02
Income per share from discontinued operations	$—	$—
Net income (loss) per share	$(0.11)	$0.02

Income (loss) per share - diluted:
Income (loss) per share from continuing operations	$(0.11)	$0.01
Income per share from discontinued operations	$—	$—
Net income (loss) per share	$(0.11)	$0.01

Shares used in basic per share calculations	42,380	41,875
Shares used in diluted per share calculations	42,380	43,380

ITERIS, INC.

Non-GAAP Financial Measures and Reconciliation

In addition to results presented in accordance with GAAP, the company has included the following non-GAAP financial measure in this release: Adjusted income (loss) from continuing operations before interest, taxes, depreciation, amortization, stock-based compensation expense, and restructuring charges (“Adjusted EBITDA”).

When viewed with our financial results prepared in accordance with GAAP and accompanying reconciliations, we believe Adjusted EBITDA provides additional useful information to clarify and enhance the understanding of the factors and trends affecting our past performance and future prospects. We define this measure, explain how it is calculated and provide reconciliations of this measure to the most comparable GAAP measure in the table below. Adjusted EBITDA is a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP. This is not a measurement of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP, or as an alternative to net cash provided by operating activities as measures of our liquidity. The presentation of this measure should not be interpreted to mean that our future results will be unaffected by unusual or nonrecurring items.

We use the Adjusted EBITDA non-GAAP operating performance measure internally as a complementary financial measure to evaluate the performance and trends of our businesses. We present Adjusted EBITDA and the related financial ratios, as applicable, because we believe that measures such as these provide useful information with respect to our ability to meet our operating commitments.

Adjusted EBITDA and the related financial ratios have limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations include:
•They do not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;
•They do not reflect changes in, or cash requirements for, our working capital needs;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements;
•They are not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;
•They do not reflect the impact on earnings of charges resulting from matters unrelated to our ongoing operations; and
•Other companies in our industry may calculate Adjusted EBITDA differently from us, limiting their usefulness as comparative measures.

Because of these limitations, Adjusted EBITDA and the related financial ratios should not be considered as measures of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations. You should compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only as supplemental information. See our Unaudited Condensed Financial Statements contained in this Press Release. However, in spite of the above limitations, we believe that Adjusted EBITDA and the related financial ratios are useful to an investor in evaluating our results of operations because these measures:
•Are widely used by investors to measure a company’s operating performance without regard to items excluded from the calculation of such terms, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired, among other factors;
•Help investors to evaluate and compare the results of our operations from period to period by removing the effect of our capital structure from our operating performance; and
•Are used by our management team for various other purposes in presentations to our Board of Directors as a basis for strategic planning and forecasting.

The following financial items have been added back to or subtracted from our net income when calculating Adjusted EBITDA:
•Interest expense. Iteris excludes interest expense because it does not believe this item is reflective of ongoing business and operating results. This amount may be useful to investors for determining current cash flow.
•Income tax. This amount may be useful to investors because it represents the taxes which may be payable for the period and the change in deferred taxes during the period, and may reduce cash flow available for use in our business.

•Depreciation. Iteris excludes depreciation expense primarily because it is a non-cash expense. These amounts may be useful to investors because it generally represents the wear and tear on our property and equipment used in our operations.
•Amortization. Iteris incurs amortization of intangible assets in connection with acquisitions. Iteris also incurs amortization related to capitalized software development costs. Iteris excludes these items because it does not believe that these expenses are reflective of ongoing operating results in the period incurred. These amounts may be useful to investors because it represents the estimated attrition of our acquired customer base and the diminishing value of product rights.
•Stock-based compensation. These expenses consist primarily of expenses from employee and director equity based compensation plans. Iteris excludes stock-based compensation primarily because they are non-cash expenses and Iteris believes that it is useful to investors to understand the impact of stock-based compensation to its results of operations and current cash flow.
•Restructuring charges. These expenses consist primarily of employee separation expenses, facility termination costs, and other expenses associated with Company restructuring activities. Iteris excludes these expenses as it does not believe that these expenses are reflective of ongoing operating results in the period incurred. These amounts may be useful to our investors in evaluating our core operating performance.

Reconciliations of net income (loss) from continuing operations to Adjusted EBITDA and the presentation of Adjusted EBITDA as a percentage of net revenues were as follows:

	Three Months Ended June 30,
	2022	2021
	(In Thousands)
Net income (loss) from continuing operations	$(4,850)	$629

Income tax expense (benefit)	(167)	75
Depreciation expense	159	232
Amortization expense	822	803
Interest expense	32	—
Stock-based compensation	848	794
Other adjustments:
Restructuring charges	707	—
Total adjustments	$2,401	$1,904
Adjusted EBITDA	$(2,449)	$2,533
Percentage of total revenues	(7.3)%	7.4%